EXHIBIT 99.1

                               ROBIN B. HUTCHISON
                              3489 Canterbury Place
                           Surrey, BC, Canada V3S 0G8
                         604-542-5059 Fax: 604-542-5069



                                 June 1st, 2005


Powerhouse Technologies Inc.
555 Twin Dolphin Drive, Suite 650
Redwood City, CA  94065

RE: Resignation from the Board of Directors

Dear Board,

Although I have enjoyed my role as a director of PWHT, I must inform you that I can no longer sit as a member of the Board.

I am not resigning out of conflict or perceived problems with the company or disagreements with other board members. Simply I have decided to focus my attentions in other areas and do not feel that I can offer the attention to the position that it warrants.

This resignation is effective immediately and I wish the corporation and all the members of the board the best for the future.



Sincerely,

/s/ Robin B. Hutchison

Robin B. Hutchison

cc:         Mike Hutchison QC
            Smith Hutchison